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EXHIBIT 10.11 - FORM OF DIRECTOR RETIREMENT AND SPLIT DOLLAR AGREEMENTS

                          FIRST NORTHERN BANK OF DIXON
                          DIRECTOR RETIREMENT AGREEMENT

      THIS AGREEMENT is made as of this 1st day of December 2001, by and between First Northern Bank of Dixon, a California-chartered bank whose main office is located in Dixon, California, and ________ (the "Director").

      To encourage the Director to remain a member of First Northern Bank of Dixon's board of directors, First Northern Bank of Dixon is willing to provide retirement benefits to the Director. First Northern Bank of Dixon will pay the benefits from its general assets. None of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in ss.18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of First Northern Bank of Dixon, is contemplated insofar as First Northern Bank of Dixon is concerned.

                                    AGREEMENT

      In consideration of the foregoing premises and other good and valuable consideration, the receipt and acceptance of which are hereby acknowledged, the Director and First Northern Bank of Dixon hereby agree as follows:

                                    Article 1
                                   Definitions

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

      1.1 "Accrual Balance" means the amount required to be accrued by First Northern Bank of Dixon according to generally accepted accounting principles to account for benefits that may become payable to the Director under this Agreement.

      1.2 "Change in Control" means that any of the following events occur:

            (a) Merger: First Northern Community Bancorp, parent corporation of First Northern Bank of Dixon, merges into or consolidates with another corporation, or merges another corporation into First Northern Community Bancorp, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of First Northern Community Bancorp's voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term "person" means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity,

            (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 20% or more of a class of First Northern Community Bancorp's voting securities, but this paragraph (b) shall not apply to beneficial ownership of voting securities of First Northern Community Bancorp held in a fiduciary capacity by an entity in which First Northern Community Bancorp directly or indirectly beneficially owns 50% or more of the outstanding voting securities, or beneficial ownership of voting securities held by an employee benefit plan maintained for the benefit of First Northern Bank of Dixon's employees, or

            (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute First Northern Community Bancorp's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that - for purposes of this paragraph (c) - each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period.

      1.3 "Code" means the Internal Revenue Code of 1986, as amended.

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      1.4 "Disability" means, if the Director is covered by a bank-sponsored disability policy, total disability as defined in the policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means suffering a sickness, accident, or injury that - in the judgment of a physician satisfactory to First Northern Bank of Dixon - prevents the Director from performing substantially all of the Director's normal duties for First Northern Bank of Dixon. As a condition to receiving any Disability benefits, First Northern Bank of Dixon may require the Director to submit to physical or mental evaluations and tests, as First Northern Bank of Dixon's board of directors deems appropriate.

      1.5 "Early Termination" means Termination of Service on or after reaching age 55 but before age 65 and after having served as a director for at least 10 years (including each year of board service before the Effective Date of this Agreement), but Early Termination does not include Termination of Service as a result of death, Disability, or Termination for Cause, or Termination of Service within 24 months after the first occurrence of a Change in Control.

      1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

      1.7 "Effective Date" means the date and year first written above.

      1.8 "Normal Retirement Age" means the Director's 65th birthday.

      1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

      1.10 "Plan Year" means the calendar year ending on December 31.

      1.11 "Termination for Cause" is defined in Section 5.1.

      1.12 "Termination of Service" means that the Director ceases to be a member of First Northern Bank of Dixon's board of directors for any reason whatsoever. If the Director ceases to be a member of First Northern Bank of Dixon's board of directors but continues to serve on the board of directors of First Northern Community Bancorp, Termination of Service shall be deemed to have occurred instead when the Director ceases also to be a member of the board of directors of First Northern Community Bancorp. For purposes of this Agreement, if there is a dispute over the service status of the Director or the date of the Director's Termination of Service, First Northern Bank of Dixon shall have the sole and absolute right to decide the dispute unless the first occurrence of a Change in Control shall have occurred within 24 months before Termination of Service.

                                    Article 2
                                Lifetime Benefits

      2.1 Normal Retirement Benefit. Upon Termination of Service on or after Normal Retirement Age, and provided the Director has served as a director of First Northern Bank of Dixon for at least 10 years (including each year of board service before the Effective Date of this Agreement), First Northern Bank of Dixon shall pay to the Director the benefit described in this Section 2.1 instead of any other benefit under this Agreement.

      2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is an amount in cash equal to the product of (a) $1,000 multiplied by (b) the number of years of the Director's service on the board of directors of First Northern Bank of Dixon, up to a maximum of 15 years of service. For all purposes of this
Section 2.1, the Director shall be given full credit for each year of board service before the Effective Date of this Agreement. In its sole discretion, First Northern Bank of Dixon's board of directors may increase the annual benefit under this Section 2.1.1, but it shall not be obliged to do so.

      2.1.2 Payment of Benefit. First Northern Bank of Dixon shall pay this annual benefit to the Director in 12 equal monthly installments beginning with the month after the month in which Termination of Service occurs. The benefit shall be paid to the Director for 120 months.

      2.1.3 Section 2.4 Has Priority Over Other Sections. The Director's entitlement to benefits arising out of Termination of Service within 24 months after the first occurrence of a Change in Control shall be governed exclusively by Section 2.4, even if the Director reaches Normal Retirement Age within 24 months after the first occurrence of a Change in Control.

      2.2 Early Termination Benefit. Provided the Director has reached age 55 and has served as a director for at least 10 years (including each year of board service before the Effective Date of this Agreement), First Northern Bank of Dixon shall pay to the Director the benefit described in this Section 2.2 upon Early Termination instead of any other benefit under this Agreement, except as provided in Article 5.

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      2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the
Accrual Balance for the Plan Year ending immediately before the date on which Early Termination occurred (except during the first Plan Year, the benefit is the Accrual Balance at the end of Plan Year 1). For every year except the first Plan Year, the benefit under this Section 2.2 is determined by vesting the Director in 100% of the Accrual Balance for the Plan Year ending immediately before the date on which Early Termination occurs. In its sole discretion, First Northern Bank of Dixon's board of directors may increase the annual benefit under this Section 2.2.1, but it shall not be obliged to do so.

      2.2.2 Payment of Benefit. First Northern Bank of Dixon shall pay this annual benefit to the Director in 12 equal monthly installments beginning with the month after the month in which Termination of Service occurs. The benefit shall be paid to the Director for 120 months.

      2.3 Disability Benefit. If the Director terminates service because of Disability before his or her Normal Retirement Age, First Northern Bank of Dixon shall pay to the Director the benefit described in this Section 2.3 instead of any other benefit under this Agreement, regardless of whether the Director has accrued 10 years of service or has reached age 55.

      2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Accrual Balance for the Plan Year ending immediately before the date on which Termination of Service because of Disability occurred (except during the first Plan Year, the benefit is the Accrual Balance at the end of Plan Year 1). For every year except the first Plan Year, the benefit under this Section 2.3 is determined by vesting the Director in 100% of the Accrual Balance for the Plan Year ending immediately before the date on which Termination of Service because of Disability occurs. In its sole discretion, First Northern Bank of Dixon's board of directors may increase the benefit under this Section 2.3.1, but it shall not be obliged to do so.

      2.3.2 Payment of Benefit. First Northern Bank of Dixon shall pay this annual benefit to the Director in a single lump sum within 3 days after the Director's Termination of Service.

      2.3.3 Section 2.4 Has Priority Over Other Sections. The Director's entitlement to benefits arising out of Termination of Service within 24 months after the first occurrence of a Change in Control shall be governed exclusively by Section 2.4, even if Termination of Service is a result of Disability occurring within 24 months after the first occurrence of a Change in Control.

      2.4 Change in Control Benefit. Except as provided in Article 5, if the Director's service with First Northern Bank of Dixon terminates within 24 months after the first occurrence of a Change in Control, First Northern Bank of Dixon shall pay to the Director the benefit described in this Section 2.4 instead of any other benefit under this Agreement, regardless of whether the Director has accrued 10 years of service or has reached age 55.

      2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Accrual Balance for the Plan Year ending immediately before the date on which Termination of Service occurs (except during the first Plan Year, the benefit is the Accrual Balance at the end of Plan Year 1). For every year except the first Plan Year, the benefit under this Section 2.4 is determined by vesting the Director in 100% of the Accrual Balance for the Plan Year ending immediately before the date on which Termination of Service occurs. In its sole discretion, First Northern Bank of Dixon's board of directors may increase the benefit under this Section 2.4.1.

      2.4.2 Payment of Benefit. First Northern Bank of Dixon shall pay this benefit to the Director in a single lump sum within 3 days after the Director's Termination of Service.

      2.4.3 Section 2.4 Has Priority Over Other Sections. The Director's entitlement to benefits arising out of Termination of Service within 24 months after the first occurrence of a Change in Control shall be governed exclusively by Section 2.4, even if Termination of Service is a result of death or Disability occurring within 24 months after the first occurrence of a Change in Control, and even if the Director reaches Normal Retirement Age within 24 months after the first occurrence of a Change in Control.

      2.5 Petition for Payment of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit. If the Director is entitled to the Normal Retirement Age benefit provided by Section 2.1 or the Early Termination benefit provided by Section 2.2, the Director may petition the board of directors to have the Accrual Balance amount corresponding to that particular benefit paid to the Director in a single lump sum after (a) deduction of any Normal Retirement Age benefits or Early Termination benefits already paid, and
(b) addition of interest at the rate of 8% on the Accrual Balance not yet paid for the period from Termination of Service to payment of the lump sum amount. The board of directors shall have sole and absolute discretion about whether to pay the remaining Accrual Balance in a lump sum. If the remaining Accrual Balance is paid in a single lump sum, First Northern Bank of Dixon shall have no further obligations under this Agreement.

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      2.6 Payout of Normal Retirement Benefit, Early Termination Benefit or
Disability Benefit after a Change in Control. If a Change in Control occurs at any time during the entire 10-year retirement benefit payment period and if at the time of that Change in Control the Director is receiving the Normal Retirement Age benefit provided by Section 2.1 or the Early Termination benefit provided by Section 2.2, First Northern Bank of Dixon shall pay to the Director in a lump sum within three days after the Change in Control the Accrual Balance amount corresponding to that particular benefit after (a) deduction of any Normal Retirement Age benefits or Early Termination benefits already paid, and
(b) addition of interest at the rate of 8% on the Accrual Balance not yet paid for the period from Termination of Service to payment of the lump sum amount. If the remaining Accrual Balance is paid in a single lump sum, First Northern Bank of Dixon shall have no further obligations under this Agreement.

                                    Article 3
                                 Death Benefits

      After the Director's death, First Northern Bank of Dixon shall pay to the Director's beneficiary(ies) or estate the benefit described in the Split Dollar Agreement and Endorsement, attached to this Agreement as Addendum A, between First Northern Bank of Dixon and the Director in lieu of any other benefit payable hereunder, in accordance with the terms and conditions of the Split Dollar Agreement and Endorsement.

                                    Article 4
                                  Beneficiaries

      4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with First Northern Bank of Dixon. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will be effective if and only if signed by the Director and received by First Northern Bank of Dixon during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, the Director's estate shall be the beneficiary.

      4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated or to a person incapable of handling the disposition of his or her property, First Northern Bank of Dixon may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. First Northern Bank of Dixon may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge First Northern Bank of Dixon from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

      5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, First Northern Bank of Dixon shall not pay any benefit under this Agreement if First Northern Bank of Dixon terminates the Director's service for:

            (a) Gross negligence or gross neglect of duties,

            (b) Commission of a felony or commission of a misdemeanor involving moral turpitude, or

            (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant policy of First Northern Bank of Dixon committed in connection with the Director's service and, in First Northern Bank of Dixon's sole judgment, resulting in an adverse effect on First Northern Bank of Dixon.

      5.2 Suicide or Misstatement. First Northern Bank of Dixon shall not pay any benefit under this Agreement if the Director commits suicide within two years after the date of this Agreement while serving on the board of directors of First Northern Bank of Dixon, or if the Director has made any material misstatement of fact on any application for life insurance purchased by First Northern Bank of Dixon.

      5.3 Removal. If the Director is removed from service and/or permanently prohibited from participating in the conduct of First Northern Bank of Dixon's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of First Northern Bank of Dixon under this Agreement shall terminate as of the effective date of the order.

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      5.4 Insolvency. If the Commissioner of the California Department of
Financial Institutions appoints the Federal Deposit Insurance Corporation as receiver for the Bank under California Financial Code ss.3220-3225, all obligations under this Agreement shall terminate as of the date of First Northern Bank of Dixon's declared insolvency.

                                    Article 6
                          Claims and Review Procedures

      6.1 Claims Procedure. First Northern Bank of Dixon shall notify any person or entity that makes a claim for benefits under this Agreement (the "Claimant") in writing, within 90 days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If First Northern Bank of Dixon determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provisions of the Agreement on which the denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If First Northern Bank of Dixon determines that there are special circumstances requiring additional time to make a decision, First Northern Bank of Dixon shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

      6.2 Review Procedure. If the Claimant is determined by First Northern Bank of Dixon not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by First Northern Bank of Dixon by filing a petition for review with First Northern Bank of Dixon within 60 days after receipt of the notice issued by First Northern Bank of Dixon. Said petition shall state the specific reasons, which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by First Northern Bank of Dixon of the petition, First Northern Bank of Dixon shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to First Northern Bank of Dixon verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. First Northern Bank of Dixon shall notify the Claimant of its decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of First Northern Bank of Dixon, but notice of this deferral shall be given to the Claimant.

                                    Article 7
                                  Miscellaneous

      7.1 Binding Effect. This Agreement shall bind the Director and First Northern Bank of Dixon, and their beneficiaries, survivors, executors, successors, administrators and transferees.

      7.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a Director of First Northern Bank of Dixon, nor does the Agreement interfere with the rights of First Northern Bank of Dixon's stockholder(s) not to re-elect the Director or the right of stockholder(s) or the board to remove an individual as a director of First Northern Bank of Dixon. The Agreement also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

      7.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      7.4 Successors; Binding Agreement. First Northern Bank of Dixon will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of First Northern Bank of Dixon, by an assumption agreement in form and substance satisfactory to the Director, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that First Northern Bank of Dixon would be required to perform this Agreement if no such succession had occurred. Failure of First Northern Bank of Dixon to obtain such assumption agreement before effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Director to the Change in Control benefit provided in Section 2.4.

      7.5 Amendment and Termination. This Agreement may be amended or terminated only by a written agreement signed by First Northern Bank of Dixon and the Director.

      7.6 Tax Withholding. First Northern Bank of Dixon shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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      7.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the internal substantive laws of the State of California, disregarding principles of conflict of laws.

      7.8 Unfunded Arrangement. The Director and beneficiary(ies) are general unsecured creditors of First Northern Bank of Dixon for the payment of benefits under this Agreement. The benefits represent the mere promise by First Northern Bank of Dixon to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of First Northern Bank of Dixon to which the Director and beneficiary have no preferred or secured claim.

      7.9 Entire Agreement. This Agreement constitutes the entire agreement between First Northern Bank of Dixon and the Director as to the subject matter hereof. No rights are granted to the Director under this Agreement other than those specifically set forth herein.

      7.10 Administration. First Northern Bank of Dixon shall have all powers necessary to administer this Agreement, including but not limited to

            (a) Interpreting the provisions of the Agreement,

            (b) Establishing and revising the method of accounting for the Agreement,

            (c) Maintaining a record of benefit payments, and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

      7.11 Named Fiduciary. First Northern Bank of Dixon shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      7.12 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall continue in full force and effect to the full extent consistent with the law. If any provision of this Agreement is held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with the law.

      7.13 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

      7.14 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

      (a) If to First Northern Bank of Dixon, to:  Board of Directors
                                                   First Northern Bank of Dixon
                                                   195 North First Street
                                                   Dixon, California 95620

      (b) If to the Director, to:

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

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      7.15 Termination or Modification of Agreement by Reason of Changes in the
Law, Rules or Regulations. First Northern Bank of Dixon is entering into this Agreement on the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If the tax laws, rules and regulations change materially and if the changes have a material detrimental effect on this Agreement, First Northern Bank of Dixon reserves the right to terminate or modify this Agreement accordingly, subject to obtaining the written consent of the Director, which shall not be unreasonably withheld.

      7.16 Advice of Counsel. Before signing this Agreement, the Director either
(a) consulted with and obtained advice from the Director's independent legal counsel concerning the legal nature and operations of this Agreement, including its impact on the Director's rights, privileges and obligations, or (b) freely and voluntarily decided not to have the benefit of such consultation and advice with legal counsel.

      IN WITNESS WHEREOF, the Director and a duly authorized officer of First Northern Bank of Dixon have signed this Agreement as of the day and year first written above.

DIRECTOR                                FIRST NORTHERN BANK OF DIXON


___________________________                     By:

                                                Title:

                             BENEFICIARY DESIGNATION
                          FIRST NORTHERN BANK OF DIXON
                          DIRECTOR RETIREMENT AGREEMENT

                                   ----------

      I designate the following as beneficiary of any death benefits under this Director Retirement Agreement:

Primary:

Contingent:

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

      I understand that I may change these beneficiary designations by filing a new written designation with First Northern Bank of Dixon. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature:

Date:

      Received by First Northern Bank of Dixon this ___________ day of _______________, 2001.

            By:

            Title:

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                                   ADDENDUM A
                          FIRST NORTHERN BANK OF DIXON
                     SPLIT DOLLAR AGREEMENT AND ENDORSEMENT

      THIS SPLIT DOLLAR AGREEMENT AND ENDORSEMENT is entered into as of this 1st day of December, 2001, by and between First Northern Bank of Dixon, a California-chartered bank located in Dixon, California and _____________, a director of First Northern Bank of Dixon (the "Director"). This Split Dollar Agreement and Endorsement shall append the Split Dollar Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

      To encourage the Director to remain a member of First Northern Bank of Dixon's board of directors, First Northern Bank of Dixon is willing to divide the death proceeds of a life insurance policy on the Director's life. First Northern Bank of Dixon will pay life insurance premiums from its general assets.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

      Capitalized terms not otherwise defined in this Split Dollar Agreement and Endorsement are used herein as defined in the Director Retirement Agreement dated as of December 1, 2001. The following terms shall have the meanings specified:

      "Insurer" means New York Life Insurance Company, Massachusetts Mutual Life Insurance Company, and Union Central Life Insurance Company.

      "Policy" means any or all insurance policy no. ______ issued by New York Life Insurance Company, insurance policy no. issued by Massachusetts Mutual Life Insurance Company, and insurance policy no. _______ issued by Union Central Life Insurance Company.

      "Insured" means the Director.

                                    ARTICLE 2
                           POLICY OWNERSHIP INTERESTS

      2.1 Bank Ownership. First Northern Bank of Dixon is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. First Northern Bank of Dixon shall be the beneficiary of any death proceeds remaining after the Director's interest has been paid under Section 2.2 of this Split Dollar Agreement and Endorsement.

      2.2 Executive's Interest. The Director shall have the right to designate the beneficiary(ies) of death proceeds. After death of the Insured, the Insured's Beneficiary(ies) designated in accordance with the Split Dollar Policy Endorsement shall be entitled to an amount equal to (a) $120,000 if the Director dies before age 65, (b) $60,000 if the Director dies after reaching age 65 but before age 75, or (c) $30,000 if the Director dies thereafter. The Director shall also have the right to elect and change settlement options specified in the Policy that may be permitted.

      2.3 Option to Purchase. First Northern Bank of Dixon shall not sell, surrender, or transfer ownership of the Policy while this Split Dollar Agreement and Endorsement is in effect without first giving the Director or the Director's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days after the date First Northern Bank of Dixon gives written notice of First Northern Bank of Dixon's intention to sell, surrender, or transfer ownership of the Policy. This provision shall not impair the right of First Northern Bank of Dixon to terminate this Split Dollar Agreement and Endorsement.

      2.4 Comparable Coverage. Upon execution of this Agreement, First Northern Bank of Dixon shall maintain the Policy in full force and effect, and First Northern Bank of Dixon shall not amend, terminate or otherwise abrogate the Director's interest in the Policy unless First Northern Bank of Dixon (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and Endorsement and (b) executes a new Split Dollar Agreement and Endorsement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of First Northern Bank of Dixon's creditors.

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                                    ARTICLE 3
                                    PREMIUMS

      3.1 Premium Payment. First Northern Bank of Dixon shall pay any premiums due on the Policy.

      3.2 Imputed Income. First Northern Bank of Dixon shall impute income to the Director in an amount equal to (a) the current term rate for the Director's age, multiplied by (b) the net death benefit payable to the Director's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

      The Director may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity or trust. If the Director transfers all of the Director's interest in the Policy, then all of the Director's interest in the Policy and in the Split Dollar Agreement and Endorsement shall be vested in the Director's transferee, who shall be substituted as a party hereunder, and the Director shall have no further interest in the Policy or in this Split Dollar Agreement and Endorsement.

                                    ARTICLE 5
                                     INSURER

      The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement and Endorsement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

      6.1 Claims Procedure. First Northern Bank of Dixon shall notify in writing any person or entity making a claim under this Split Dollar Agreement and Endorsement (the "Claimant") of his or her eligibility or ineligibility for benefits under this Split Dollar Agreement and Endorsement. First Northern Bank of Dixon shall provide the written notice within 90 days after Claimant's written application for benefits. If First Northern Bank of Dixon determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for the denial, (b) a specific reference to the provisions of this Split Dollar Agreement and Endorsement on which denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of this Split Dollar Agreement and Endorsement's claims review procedure and other appropriate information concerning the steps to be taken if the Claimant wishes to have the claim reviewed. If First Northern Bank of Dixon determines that there are special circumstances requiring additional time to make a decision, First Northern Bank of Dixon shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, extending the time for up to an additional 90 days.

      6.2 Review Procedure. If First Northern Bank of Dixon determines that the Claimant is not eligible for benefits or full benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have his or her claim reviewed by First Northern Bank of Dixon by filing a petition for review with First Northern Bank of Dixon within 60 days after receipt of the written notice issued by First Northern Bank of Dixon. The Claimant's petition shall state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after First Northern Bank of Dixon's receipt of the petition, First Northern Bank of Dixon shall give the Claimant (and counsel, if any) an opportunity to present his or her position to First Northern Bank of Dixon verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. First Northern Bank of Dixon shall notify the Claimant of First Northern Bank of Dixon's decision in writing within the 60-day period, stating specifically the basis of its decision and identifying the specific provisions of this Split Dollar Agreement and Endorsement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of First Northern Bank of Dixon, but notice of this deferral must be given to the Claimant.

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                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

      7.1 Amendment. This Split Dollar Agreement and Endorsement may be amended only by a writing signed by First Northern Bank of Dixon and the Director.

      7.2 Termination of Agreement. This Split Dollar Agreement and Endorsement shall terminate upon the occurrence of any of the following events:

      (a) The Insured is discharged or removed from service as a director of First Northern Bank of Dixon for cause. The term "for cause" shall mean any of the following: (1) gross negligence or gross neglect of duties, (2) the commission of a felony or the commission of a misdemeanor involving moral turpitude, (3) fraud, disloyalty, dishonesty, or willful violation of any law or significant policy of First Northern Bank of Dixon committed in connection with the Director's service and, in First Northern Bank of Dixon's sole judgment, resulting in an adverse effect on First Northern Bank of Dixon, or

      (b) Surrender, lapse, or other termination of the Policy by First Northern Bank of Dixon, or

      (c)   Distribution of the death benefit proceeds in accordance with
            Section 2.2 above.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 Binding Effect. This Split Dollar Agreement and Endorsement shall bind the Director and First Northern Bank of Dixon and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

      8.2 No Guarantee of Employment. This Split Dollar Agreement and Endorsement is not an employment policy or contract. It does not give the Director the right to remain a director of First Northern Bank of Dixon, nor does it interfere with the right of First Northern Bank of Dixon's stockholder(s) not to re-elect the Director or the right of the stockholder(s) or the board to remove an individual as a director of First Northern Bank of Dixon. This Split Dollar Agreement and Endorsement also does not require the Director to remain a director nor interfere with the Director's right to terminate director service at any time.

      8.3 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Director, First Northern Bank of Dixon shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of First Northern Bank of Dixon to expressly assume and agree to perform this Split Dollar Agreement and Endorsement in the same manner and to the same extent that First Northern Bank of Dixon would be required to perform this Split Dollar Agreement and Endorsement if no succession had occurred. First Northern Bank of Dixon's failure to obtain such an assumption agreement before succession becomes effective shall be considered a breach of the Split Dollar Agreement and Endorsement and shall entitle the Director to the Change in Control benefit payable under Article 2 of the Director Retirement Agreement between First Northern Bank of Dixon and the Director.

      8.4 Applicable Law. The Split Dollar Agreement and Endorsement and all rights hereunder shall be governed by and construed according to the internal substantive laws of the State of California, disregarding principles of conflict of laws.

      8.5 Entire Agreement. This Split Dollar Agreement and Endorsement and the Director Retirement Agreement constitute the entire agreement between First Northern Bank of Dixon and the Director concerning the subject matter hereof. No rights are granted to the Director under this Split Dollar Agreement and Endorsement other than those specifically set forth herein.

      8.6 Administration. First Northern Bank of Dixon shall have all powers necessary to administer this Split Dollar Agreement and Endorsement, including but not limited to the power to

      (a) interpret the provisions of the Split Dollar Agreement and Endorsement,

      (b) establish and revise the method of accounting for the Split Dollar Agreement and Endorsement,

      (c)   maintain a record of benefit payments, and

      (d) establish rules and prescribe forms necessary or desirable to administer the Split Dollar Agreement.

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      8.7 Named Fiduciary. First Northern Bank of Dixon shall be the named fiduciary and plan administrator under this Split Dollar Agreement and Endorsement. First Northern Bank of Dixon may delegate to others certain aspects of management and operational responsibilities, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      8.8 Severability. If for any reason any provision of this Split Dollar Agreement and Endorsement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement and Endorsement not held so invalid, and each such other provision shall continue in full force and effect to the full extent consistent with the law. If any provision of this Split Dollar Agreement and Endorsement is held invalid in part, such invalidity shall in no way affect the remainder of such provision not held so invalid, and the remainder of such provision together with all other provisions of this Split Dollar Agreement and Endorsement shall continue in full force and effect to the full extent consistent with the law.

      8.9 Headings. The headings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement and Endorsement.

      8.10 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

      (a)                               If to First Northern Bank of Dixon, to:
                                        Board of Directors
                                        First Northern Bank of Dixon
                                        195 North First Street
                                        Dixon, California 95620

      (b)   If to the Director, to:

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

      IN WITNESS WHEREOF, First Northern Bank of Dixon and the Director have signed this Split Dollar Agreement and Endorsement as of the date and year first written above.

THE DIRECTOR                            FIRST NORTHERN BANK OF DIXON


______________________________                  By:

                                                Its:

                         SPLIT DOLLAR POLICY ENDORSEMENT
                          FIRST NORTHERN BANK OF DIXON

Policy No. __________________ (New York Life)              Insured:_____________
Policy No. __________________ (Massachusetts Mutual Life)
Policy No. __________________ (Union Central Life)

      Supplementing and amending the application for insurance to New York Life Insurance Company, Massachusetts Mutual Life Insurance Company, and Union Central Life Insurance Company (the "Insurer") on _______, the applicant requests and directs that:

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                                  BENEFICIARIES

      1. First Northern Bank of Dixon, located in Dixon, California, shall be the beneficiary of any death proceeds remaining after the Insured's interest has been paid under paragraph (2) below.

      2. The Insured or the Insured's transferee shall designate the beneficiary(ies) of death proceeds. After the Insured's death, the Insured's beneficiary(ies) designated in accordance with this Split Dollar Policy Endorsement shall be entitled to an amount equal to (a) $120,000 if the Insured dies before age 65, (b) $60,000 if the Insured dies after reaching age 65 but before age 75, or (c) $30,000 if the Insured dies thereafter.

                                    OWNERSHIP

      3. The Owner of the Policy shall be First Northern Bank of Dixon. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

      4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

      5. Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                OWNER'S AUTHORITY

      6. The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge First Northern Bank of Dixon accordingly.

      7. Any transferee's rights shall be subject to this Endorsement.

      8. The Owner accepts and agrees to this split dollar endorsement.

      9. The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed by First Northern Bank of Dixon at Dixon, California, this        day of
               , 200 .

FIRST NORTHERN BANK OF DIXON

By:

Its:

      The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates ____________________________, (relationship: ____________________________) as primary beneficiary(s) and ____________________________, (relationship: ____________________________) as secondary beneficiary of the portion of the proceeds described in (2) above.

Signed at Dixon, California, this        day of                  , 200 .

THE INSURED

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